Exhibit 32

MTGE Investment Corp.
Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, Sean P. Reid, Chief Executive Officer, and Donald W. Holley, Chief Financial Officer and Senior Vice President of MTGE Investment Corp. (the “Company”), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
The Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	May 10, 2018	By:	/s/ SEAN P. REID
Sean P. Reid Chief Executive Officer

Date:	May 10, 2018	By:	/s/ DONALD W. HOLLEY
Donald W. Holley Chief Financial Officer and Senior Vice President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.